Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated July 15, 2013, with respect to the financial statements of Ignyta, Inc., appearing in the Current Report on Form 8-K/A of Ignyta, Inc. for the periods ended December 31, 2012 and 2011 and for the period from August 29, 2011 (Inception) through December 31, 2012, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

February 7, 2014